Exhibit 99.2

FOR IMMEDIATE RELEASE

ARI Network Services, Inc. Announces Acquisition of TASCO Corporation

Milwaukee, Wis., April 28, 2015 – ARI Network Services, Inc. (NASDAQ: ARIS) announced today that it has acquired the assets of TASCO Corporation and its affiliated company Signal Extraprise Corporation (collectively “TASCO”).  TASCO’s business management software suite is designed exclusively for retailers, repair centers, wholesalers, distributors and re-manufacturers in the automotive tire and wheel aftermarket. Terms of the transaction were not disclosed.

 “The acquisition of TASCO consolidates two industry-leading business management software platforms, cementing our position as the most complete technology provider in the automotive tire and wheel aftermarket,” said Barry D. Reese, VP and GM of TCS Technologies, an ARI Company.  “This will not only result in an immediate increase in market share, but will serve as a catalyst for growth, allowing our current customers and prospects in the automotive tire and wheel vertical to benefit from our expanded product portfolio.”

TASCO has served the automotive tire and wheel aftermarket since 1992 with its flagship business management software, TireWorks® HD, which integrates with TASCO’s TireTrader®, and TireDataCentral™ as well as other leading aftermarket-specific information and service providers. TASCO additionally serves the tire re-manufacturing market with its TireTracker™ retread management software and tire wholesalers with its TireWorks®  Wholesale business management system.

TASCO’s technology tools are utilized by more than 380 locations in the U.S. and Canada and will join ARI’s suite of automotive tire and wheel aftermarket technology solutions sold under the “TCS Technologies, an ARI Company” brand name. TASCO will continue operations out of its headquarters located in Wexford,  Pa., and TASCO CEO Aidan J. McKenna will assume the role of Executive Director – TireWorks, TCS Technologies, an ARI Company.

“At TASCO, our mission is to develop, deploy and support information systems that contribute to the growth and profitability of tire dealers and automotive service centers,” said McKenna. “By coming together with ARI, we will continue to fulfill on that mission. In addition, we will immediately be able to provide a much wider range of complete technology solutions for enterprises of any size – from a single-location tire dealer to a large-scale tire re-manufacturing operation – solidifying ARI’s position as the leading automotive tire and wheel technology provider.”

“The acquisition of TASCO demonstrates our continued commitment to create shareholder value through a combined strategy of organic growth and strategic acquisitions,” said ARI President and CEO  Roy W. Olivier.

Exhibit 99.2

About ARI
ARI Network Services, Inc. (ARI) (NASDAQ: ARIS) offers an award-winning suite of data-driven software tools and marketing services to help dealers, equipment manufacturers and distributors in selected vertical markets Sell More Stuff!™ – online and in-store. Our innovative products are powered by a proprietary data repository of enriched original equipment and aftermarket electronic content spanning more than 17 million active part and accessory SKUs and 750,000 equipment models. Business is complicated, but we believe our customers’ technology tools don’t have to be. We remove the complexity of selling and servicing new and used vehicle inventory, parts, garments and accessories (PG&A) for customers in the automotive tire and wheel aftermarket, powersports, outdoor power equipment, marine, home medical equipment, recreational vehicles and appliance industries. More than 23,500 equipment dealers, 195 distributors and 3,360 brands worldwide leverage our web and eCatalog platforms to Sell More Stuff!™ For more information on ARI, visit investor.arinet.com.

Additional Information

•	Follow @ARI_Net on Twitter: twitter.com/ARI_Net
•	Become a fan of ARI on Facebook: www.facebook.com/ARInetwork
•	Join us on G+: plus.google.com
•	LinkedIn: www.linkedin.com
•	Read more about ARI: investor.arinet.com/about-us

Notice Regarding Forward-Looking Statements

Certain statements in this news release contain “forward‐looking statements” regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projects about the markets in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects”, “intends,” “plans,” “believes,” “seeks,” “estimates,” “endeavors,” “strives,” “may,” or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward‐looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in Part 1A of the company’s most recent annual report on Form 10‐K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward‐looking statements. The forward‐looking statements are made only as of the date hereof, and the company undertakes no obligation to publicly release the result of any revisions to these forward‐looking statements. For more information, please refer to the company’s filings with the Securities and Exchange Commission.

Exhibit 99.2

For media inquiries, contact:

Colleen Malloy, Director of Marketing, ARI, +1-414-973-4323, colleen.malloy@arinet.com

Investor inquiries, contact:

Steven Hooser, Three Part Advisors, +1.214.872.2710,  shooser@threepa.com